FOR FURTHER INFORMATION AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500

Sun Communities, Inc. Prices Public Offering of Common Stock

Southfield, MI, January 10, 2012 – Sun Communities, Inc. (NYSE: SUI) (the “Company”) today announced that it has priced an underwritten registered public offering of 4,000,000 shares of its common stock at a price of $35.50 per share. As part of the offering, the Company granted the underwriters a 30-day option to purchase up to an additional 600,000 shares of its common stock. The offering is expected to close on Tuesday, January 17, 2012, subject to customary closing conditions.

The Company intends to use the net proceeds of the offering to fund a portion of the purchase price of three recreational vehicle communities located in Florida that it agreed to acquire, as previously disclosed, and to repay outstanding debt. The Company expects to use any remaining net proceeds of the offering to fund possible future acquisitions of properties and for working capital and general corporate purposes.

Citigroup and BofA Merrill Lynch are acting as joint book-running managers for the proposed offering. BMO Capital Markets is acting as senior co-manager for the proposed offering.  In addition, Gleacher & Company, Comerica Securities, and PNC Capital Markets LLC are acting as co-managers for the proposed offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting Citigroup, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220, Attention: Prospectus Department, Telephone: (800) 831-9146, or by email at batprospectusdept@citi.com, or by contacting BofA Merrill Lynch, 4 World Financial Center, New York, New York, 10080, Attn: Prospectus Department or by email at dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there by any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 159 communities comprising approximately 54,800 developed sites.

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our Form 10-K for the year ended December 31, 2010, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.